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                                   FORM 8-A

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                        Pharmaceutical HOLDRs/SM/ Trust
            (Exact name of registrant as specified in its charter)

          New York                                       not applicable
(State of incorporation or organization)                (I.R.S. Employer
                                                       Identification No.)
c/o The Bank of New York, as Trustee
      101 Barclay Street, 22-W
       New York, New York                                     10286
(Address of principal executive offices)                    (Zip Code)

   Securities to be registered pursuant to Section 12(b) of the Act:

          Title of each class                   Name of each exchange on which
         to be so registered:                    each class is to be registered:

      Pharmaceutical HOLDRs                        American Stock Exchange

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [x]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

     Securities Act registration file number to which this form relates:

     333-92161
     333-95805

     Securities to be registered pursuant to Section 12(g) of the Act:

                                     None
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                INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.   Description of Registrant's Securities to be Registered.

     The description of the 1,000,000,000 Depositary Receipts to be issued by the Pharmaceutical HOLDRs Trust (the "Pharmaceutical HOLDRs") to be registered hereunder is set forth under the caption entitled "Description of Pharmaceutical HOLDRs" in the prospectus (the "Prospectus") that forms part of the registrant's registration statement on Form S-1 (Registration No. 333-95805) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act") on January 31, 2000. Pursuant to Rule 429 of the Securities Act the Pharmaceutical HOLDRs registered pursuant to the registrant's registration statement on Form S-1 (Registration No 333-92161) filed with the Securities and Exchange Commission under the Securities Act on December 6, 1999, as amended by Amendment No. 1 thereto, filed on December 21, 1999 are covered by such Prospectus. The description of the Pharmaceutical HOLDRs contained in the Prospectus and both of the registration statements are hereby incorporated by reference. Definitive copies of the Prospectus describing the Pharmaceutical HOLDRs will be filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act, and shall be incorporated by reference into this Registration Statement on Form 8-A.

Item 2.   Exhibits.

          1. Form of Depositary Trust Agreement is set forth in Exhibit 4.1 to the Registration Statement and is incorporated herein by reference.

          2. Form of Pharmaceutical HOLDRs is set forth in Exhibit 4.1 to the Registration Statement and is incorporated herein by reference.

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                                   SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                 MERRILL LYNCH, PIERCE, FENNER & SMITH
                                             INCORPORATED, as Initial Depositor,
                                                    on behalf of
                                               Pharmaceutical HOLDRS Trust


Date:  January 31, 2000                    By:/S/ STEPHEN G. BODURTHA
                                              ---------------------------------
                                                Name: Stephen G. Bodurtha
                                                Title: Attorney-in-Fact